Exhibit 5
                                February 2, 2007



Money Centers of America, Inc.
700 South Henderson Road, Suite 210
King of Prussia, PA 19406

Gentlemen:

         We have acted as counsel to Money Centers of America, Inc. (the "Company") in connection with the Registration Statement on Form S-2 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated under the Act (the "Rules"), with respect to an aggregate of 9,343,086 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), which are being offered for sale by certain of the Company's stockholders (the "Selling Stockholders") from time to time at prevailing market prices or in negotiated transactions.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

         In connection therewith, we have examined the Registration Statement, the Company's Amended and Restated Articles of Incorporation and its Amended and Restated Bylaws. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records, agreements and instruments of the Company, certificates of officers of the Company, and such other documents, records and instruments, and made such legal and factual inquiries as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed.

         In our examination of the foregoing documents, we have assumed: (i) the genuineness of all signatures on originals and certified copies of documents;
(ii) the legal competence and capacity of natural persons; (iii) the authenticity of all documents submitted to us as originals as well as the conformity to the originals of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to certificates and statements of appropriate representatives of the Company.

         In connection herewith, we have assumed that all of the documents referred to in this opinion have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

         Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the shares of Common Stock covered by the Registration Statement have been validly issued and are fully paid and nonassessable.

         Our opinion herein reflects only the application of the General Corporation Law of the State of Delaware. The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise.

         In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or under the Rules and Regulations.

Very truly yours,



/s/ Klehr, Harrison, Harvey, Branzburg & Ellers, LLP